UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

American Energy Fields, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152023	26-1657084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3266 W. Galveston Drive #101 Apache Junction, AZ	95120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 288-6530

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

AMERICAN ENERGY FIELDS, INC.

TABLE OF CONTENTS

		Page
Item 1.01	Entry Into a Material Definitive Agreement	3
Item 9.01	Financial Statements and Exhibits	4

Item 1.01  Entry into a Material Definitive Agreement.

Memorandum of Understanding and Option with American Nuclear Resources LLC  for Colorado and Utah Properties

On February 22, 2011, American Energy Fields, Inc. (the “Company”) and American Nuclear Resources LLC (“ANR”) entered into a memorandum of understanding (the “MOU”) covering seven Colorado and Utah ANR uranium exploration properties.   The closing of the transactions under the MOU is subject to negotiation and execution of definitive agreements, including terms for payment of a reasonable net smelter royalty, and due diligence which has not commenced.  The Company and ANR have agreed to cooperate generally, and to endeavor to close the transactions on or prior to March 15, 2011, contingent on the results of due diligence and completion of acceptable agreements.  The MOU contemplates that Andrew (“AJ”) Coffman, Jr., shall join the Board of Directors of the Company after closing and International Power Solutions LLC would enter into an agreement at closing to provide management services.  There can be no assurance that the parties will agree to definitive terms or that the transactions will be completed in the time allotted, or at all.

Under the MOU, the Company and ANR stated their intention for the Company to acquire interests in the properties (unpatented mining claims and state mineral leases), and to negotiate “promptly and in good faith” the terms of definitive transaction documents in consideration for, (i) $400,000 in cash, (ii) 4,000,000 shares of the Company’s restricted common stock (which shall be subject to a lockup agreement with certain “leak-out” provisions) and (iii) two-year warrants to purchase an additional 4,000,000 shares of the Company’s common stock at an exercise price of  $0.50 per share, in addition to assumption of liabilities and maintenance as well as certain work program expenses and management fees to International Power Solutions, as well as success fees on production commencement, are contemplated.  The MOU terminates upon the earlier of (i) the execution of Definitive Agreements (as defined in the MOU) or (ii) thirty (30) days from the date of execution of the MOU, subject to extension.  The MOU creates an irrevocable and binding option for the Company, however the option may not be exercised by the Company for reasons associated with due diligence, failure to agree to any terms or conditions, covenants or agreements, or for no reason.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Description
10.1	Memorandum of Understanding
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 23, 2011	AMERICAN ENERGY FIELDS, INC.

	By:	/s/ Joshua Bleak
Name: Joshua Bleak
Title: President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Memorandum of Understanding
99.1	Press Release